FORM 8-K

Exhibit 99.01

MEDIA CONTACT:
Gabriele Collier
Silicon Image, Inc.
Phone: 408-616-4088
gcollier@siliconimage.com

INVESTOR CONTACT:
Mike Bishop
Investor Relations – The Blueshirt Group
Phone: 415-217-4968
mike@blueshirtgroup.com

SILICON IMAGE ANNOUNCES FIRST QUARTER 2013 EARNINGS

Growth Reflects Continued Strength In Mobile Business

SUNNYVALE, Calif., April 30, 2013 – Silicon Image, Inc. (NASDAQ: SIMG), a leading provider of HD connectivity solutions, today reported financial results for its first quarter ended March 31, 2013.

Revenue for the first quarter of 2013 was $62.0 million, approximately a 13% increase from revenue of $55.0 million in the first quarter of 2012, and a 4% increase from $59.6 million in the fourth quarter of 2012.

“We are pleased with our first quarter performance,” said Camillo Martino, chief executive officer of Silicon Image, Inc.  “Revenue exceeded our expectations and bottom line growth showed significant improvement. Our mobile business is up more than 50% year-on-year and 11% over last quarter. In the first quarter, we built a solid foundation to achieve our financial goals for 2013.”

GAAP net loss for the first quarter of 2013 was $0.6 million, or $0.01 per share, compared with a net loss of $0.3 million, or $0.00 per share, for the fourth quarter of 2012 and a net loss of $9.6 million, or $0.12 per share, for the first quarter of 2012.

Non-GAAP net income for the first quarter of 2013 was $3.2 million, or $0.04 per diluted share, compared with a non-GAAP net income of $6.2 million, or $0.08 per diluted share, for the fourth quarter of 2012 and a non-GAAP net loss of $0.8 million, or $0.01 per share, for the first quarter of 2012. Non-GAAP net income (loss) for these periods excludes stock-based compensation expense, amortization of intangible assets, write-off of certain unsalable inventory, business acquisition related expenses and restructuring charges.

During the first quarter of 2013, pursuant to the $30 million accelerated share repurchase agreement entered in November 2012, Silicon Image received an additional 750,000 shares of its common stock. The company’s cash and short-term investments balance as of March 31, 2013 was $116.5 million.

A reconciliation of GAAP and non-GAAP items is provided in a table following the Condensed Consolidated Statements of Operations.

The following are Silicon Image’s financial performance estimates for the second quarter of 2013:

Revenue:	$71 million to $73 million
Gross Margin:	approximately 58%
GAAP operating expenses:	$37 million to $38 million
Non-GAAP operating expenses:	$34 million to $35 million
Diluted shares outstanding:	approximately 78.8 million
Non-GAAP tax rate:	approximately 30% of non-GAAP pre-tax income

Use of Non-GAAP Financial Information
Silicon Image presents and discusses gross margin, operating expenses, net income (loss) and basic and diluted net income (loss) per share in accordance with Generally Accepted Accounting Principles (GAAP), and on a non-GAAP basis for informational purposes only. Silicon Image believes that non-GAAP reporting, giving effect to the adjustments shown in the attached reconciliation, provides meaningful information and therefore uses non-GAAP reporting to supplement its GAAP reporting and internally in evaluating operations, managing and monitoring performance, and determining bonus compensation. Further, Silicon Image uses non-GAAP information as certain non-cash charges such as amortization of intangibles, stock based compensation, write-off of certain unsalable inventory, business acquisition related expenses and restructuring charges do not reflect the cash operating results of the business. Silicon Image has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of its operating results and to illustrate the results of operations giving effect to such non-GAAP adjustments. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Conference Call
Silicon Image will host an investor conference call today to discuss its first quarter of 2013 results at 2:00 p.m. Pacific Time and will webcast the event.  To access the conference call, dial 877-941-4774 or 480-629-9760 and enter pass code 4612156.  The webcast and replay will be accessible on Silicon Image's investor relations website at http://ir.siliconimage.com. A replay of the conference call will be available within two hours of the conclusion of the conference call through May 14, 2013.  To access the replay, please dial 800-406-7325 or 303-590-3030 and enter pass code 4612156.

About Silicon Image, Inc.
Silicon Image is a leading provider of connectivity solutions that enable the reliable distribution and presentation of high-definition content for mobile, consumer electronics, and PC markets.  The company delivers its technology via semiconductor and intellectual property products that are compliant with global industry standards and feature market leading Silicon Image innovations such as InstaPort™ and InstaPrevue™. Silicon Image's  products are deployed by the world's leading electronics manufacturers in  devices such as mobile phones, tablets, DTVs, Blu-ray Disc™ players,  audio-video receivers, digital cameras, as well as desktop and notebook PCs.  Silicon Image has driven the creation of the highly successful HDMI® and DVI™ industry standards, the latest standard for mobile devices - MHL®, and the leading 60GHz wireless HD video standard - WirelessHD®. Via its wholly-owned subsidiary, Simplay Labs, Silicon Image offers manufacturers comprehensive standards interoperability and compliance testing services. For more information, visit us at http://www.siliconimage.com.

Silicon Image and the Silicon Image logo are trademarks, registered trademarks or service marks of Silicon Image, Inc. in the United States and/or other countries. All other trademarks and registered trademarks are the property of their respective owners in the United States and/or other countries.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements include, but are not limited to, statements related to Silicon Image's future operating results, including revenue, gross margin, operating expenses, tax rates, company growth, progress and stock repurchases. These forward-looking statements involve risks and uncertainties, including the risks of uncertain economic conditions, competition in our markets, Silicon Image's ability to deliver financial performance in-line with its stated goals and other risks and uncertainties described from time to time in Silicon Image's filings with the U.S. Securities and Exchange Commission (SEC). These risks and uncertainties could cause the actual results to differ materially from those anticipated by these forward-looking statements. In addition, see the Risk Factors section of the most recent Form 10-K and 10-Q filed by Silicon Image with the SEC. These forward-looking statements are made on the date of this press release, and Silicon Image assumes no obligation to update any such forward-looking information.

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
Unaudited

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
Revenue:
Product	$50,341	$46,808	$43,024
Licensing	11,698	12,796	11,979
Total revenue	62,039	59,604	55,003
Cost of revenue and operating expenses:
Cost of product revenue (1)	25,798	30,105	23,099
Cost of licensing revenue	267	220	125
Research and development (2)	18,558	17,305	21,707
Selling, general and administrative (3)	16,402	12,279	16,137
Amortization of acquisition-related intangible assets	251	(889)	496
Restructuring expense	(7)	(54)	5
Total cost of revenue and operating expenses	61,269	58,966	61,569
Income (loss) from operations	770	638	(6,566)
Interest income and other, net	391	555	538
Income (loss) before provision for income taxes and equity in net loss of an unconsolidated affiliate	1,161	1,193	(6,028)
Income tax expense	1,742	1,458	2,948
Equity in net loss of an unconsolidated affiliate	-	-	600
Net loss	$(581)	$(265)	$(9,576)

Net loss per share – basic and diluted	$(0.01)	$(0.00)	$(0.12)
Weighted average shares – basic and diluted	77,421	79,564	82,722

(1) Includes stock-based compensation expense	$135	$104	$218
(2) Includes stock-based compensation expense	$1,018	$871	$1,160
(3) Includes stock-based compensation expense	$1,771	$1,200	$1,910

SILICON IMAGE, INC.
GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS) RECONCILIATION
(In thousands, except per share amounts)
Unaudited

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
GAAP net loss	$(581)	$(265)	$(9,576)
Non-GAAP adjustments:
Stock-based compensation expense (1)	2,924	2,175	3,288
Amortization of intangible assets (2)	501	(639)	496
Amortization of intangible assets of an unconsolidated affiliate (2)	-	-	134
Business strategic initiative and acquisition related expenses (2)	-	-	1,528
Write-down of certain unsalable inventory (3)	-	6,245	-
Restructuring expense (3)	(7)	(54)	5
Non-GAAP net income (loss) before tax adjustments	2,837	7,462	(4,125)
Tax adjustments (4)	368	(1,218)	3,301
Non-GAAP net income (loss)	$3,205	$6,244	$(824)

Non-GAAP net income (loss) per share — basic	$0.04	$0.08	$(0.01)
Non-GAAP net income (loss) per share — diluted	$0.04	$0.08	$(0.01)
Weighted average shares — basic	77,421	79,564	82,722
Weighted average shares — diluted	78,433	80,389	82,722

Stock-based compensation expense is composed of the following:
Cost of revenue	$135	$104	$218
Research and development	1,018	871	1,160
Selling, general and administrative	1,771	1,200	1,910
Total	$2,924	$2,175	$3,288

Discussion of Non-GAAP Financial Measures

(1)
Stock-Based Compensation Related Items: Stock-based compensation expense relates primarily to equity awards, such as stock options and restricted stock units. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond our control. As such, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure our core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by companies and the varying methodologies and subjective assumptions used in determining such non-cash expense.

(2)
Business Strategic Initiative and Acquisition Related Items: We exclude certain expense items resulting from our business strategic initiative and acquisitions including the following, when applicable:(i) amortization of purchased intangible assets associated with our acquisitions; or relating to our unconsolidated affiliates and (ii) business strategic initiative and acquisition-related charges. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, our business strategic initiatives and acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. During January 2012, we established a research and development center in Hyderabad, India, whereby we hired 75 employees from our subcontractor and had to incur a onetime fee of approximately $3.056 million towards acquiring these employees. We amortized this fee over the first two quarters of 2012 amounting to $1,528 million per quarter. We do not expect a fee of similar nature to be paid in our normal course of business and consider it infrequent and non-recurring. We believe that providing non-GAAP information for business strategic initiative and acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

(3)
Other Items: We exclude certain other items that are the result of either unique or unplanned events including the following, when applicable:(i) write-down of certain unsalable inventory due to defects in the material used by one of our assembly vendors in the packaging process and (ii) restructuring and related costs. It is difficult to estimate the amount or timing of these items in advance. Restructuring charges result from events which arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. The inventory write-down is an unusual and one-time event for which we are seeking recovery from the vendor. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. We assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.

(4)
Tax adjustments: For the three months ended March 31, 2013, December 31, 2012 and March 31, 2012, our non-GAAP tax rate was approximately 30% of non-GAAP pre-tax income. Non-GAAP tax rate is primarily based on net expected cash flow for income taxes.

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
Unaudited

	March 31, 2013	December 31, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$45,964	$29,069
Short-term investments	70,522	78,398
Accounts receivable, net	40,515	37,936
Inventories	14,281	11,268
Prepaid expenses and other current assets	6,816	8,105
Deferred income taxes	841	841
Total current assets	178,939	165,617
Property and equipment, net	14,125	14,840
Deferred income taxes, non-current	4,144	4,144
Intangible assets, net	10,750	11,452
Goodwill	21,646	21,646
Other assets	10,625	9,043
Total assets	$240,229	$226,742

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$19,826	$10,690
Accrued and other current liabilities	16,605	19,600
Deferred margin on sales to distributors	13,215	10,340
Deferred license revenue	2,310	2,185
Total current liabilities	51,956	42,815
Other long-term liabilities	17,024	16,827
Total liabilities	68,980	59,642
Stockholders’ equity	171,249	167,100
Total liabilities and stockholders’ equity	$240,229	$226,742

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
Unaudited

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(581)	$(9,576)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation	1,573	1,591
Stock-based compensation expense	2,924	3,288
Amortization of investment premium	328	509
Tax benefits from employee stock-based transactions	8	310
Amortization of intangible assets	702	496
Excess tax benefits from employee stock-based transactions	(8)	(310)
Realized gain on sale of short-term investments	(9)	(45)
Equity in net loss of unconsolidated affiliate	-	600
Others	560	358
Changes in assets and liabilities:
Accounts receivable	(3,138)	(9,967)
Inventories	(3,013)	(2,161)
Prepaid expenses and other assets	904	969
Accounts payable	8,286	6,483
Accrued and other liabilities	(2,506)	(1,847)
Deferred margin on sales to distributors	2,875	3,442
Deferred license revenue	125	858
Cash provided by (used in) operating activities	9,030	(5,002)
Cash flows from investing activities:
Proceeds from sales of short-term investments	13,027	23,031
Purchases of short-term investments	(5,431)	(15,797)
Purchases of property and equipment	(835)	(2,191)
Investment in a privately held company	-	(3,500)
Cash paid for assets purchased from a privately held company	(300)	-
Advances for intellectual properties	(378)	-
Other investing activities	-	(500)
Cash provided by investing activities	6,083	1,043
Cash flows from financing activities:
Proceeds from employee stock program	2,606	2,486
Excess tax benefits from employee stock-based transactions	8	310
Repurchases of restricted stock units for income tax withholding	(653)	(1,465)
Cash paid to settle contingent consideration liabilities	(45)	-
Cash provided by financing activities	1,916	1,331
Effect of exchange rate changes on cash and cash equivalents	(134)	(26)
Net increase (decrease) in cash and cash equivalents	16,895	(2,654)
Cash and cash equivalents — beginning of period	29,069	37,125
Cash and cash equivalents — end of period	$45,964	$34,471
Supplemental cash flow information:
Cash payment for income taxes	$(1,655)	$(209)
Restricted stock units vested	$1,649	$3,929
Property and equipment and other assets purchased but not paid for	$1,418	$1,150
Unrealized gain (loss) on available-for-sale securities	$(132)	$174